Exhibit 32.1

Spherix Incorporated

Certification of

Chief Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Claire L. Kruger, Chief Executive Officer and Chief Operating Officer, of Spherix Incorporated (the “Company”), in compliance with Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that, to the best of my knowledge, the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2008 (the “Report”) filed with the Securities and Exchange Commission:

•                  Fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Claire L. Kruger
Claire L. Kruger
Chief Executive Officer and Chief Operating Officer
November 14, 2008

A signed copy of this written statement required by Section 906 has been provided to Spherix Incorporated and will be retained by Spherix Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.